Exhibit 10.5

                   RETENTION, SEVERANCE AND RELEASE AGREEMENT



         THIS RETENTION, SEVERANCE AND RELEASE AGREEMENT ("Agreement") is dated as of August 1, 2001 and effective as of the Effective Date, by and between Omega Healthcare Investors, Inc., a Maryland corporation, its successors and assigns ("Omega"), and Laurence D. Rich ("Employee").


                                  INTRODUCTION

         Employee is employed by Omega; and

         Omega desires to provide Employee with incentives to remain available for employment in Ann Arbor through January 31, 2002, subject to the terms and conditions contained herein below.

         NOW THEREFORE, in consideration of the covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. RESIGNATION. Employee agrees to continue his employment with Omega through the Resignation Date. Upon the Resignation Date, Employee's employment with Omega shall end of its own accord, without the necessity of action by either party. "Resignation Date" means the earlier of (i) January 31, 2002 or (ii) the date specified by Omega that Employee's services shall no longer be needed (other than termination for Cause).

2. RETENTION PAYMENTS.

     (a) Omega shall pay Employee his regular base salary through January 31, 2002.

     (b) If Employee remains employed through the Resignation Date, Employee shall receive, on February 1, 2002, a minimum cash bonus of $117,500.00.

     (c) If Employee achieves the performance objectives set for Employee by management of Omega (as attached hereto as Exhibit A), Employee shall have the opportunity to earn an additional performance bonus of up to $87,500.00, payable on February 1, 2002. The performance objectives for this additional performance bonus may include both objective and subjective elements.

     (d) If Employee remains employed through the Resignation Date, Employee shall receive an additional bonus ("Retention Bonus") totaling $530,000.00, which shall be paid on February 1, 2002.

3. SEVERANCE BENEFITS. Employee shall receive Severance Benefits in accordance with and subject to the terms and conditions of this Section 3.

     (a) Amount of Severance Benefits. In addition to the Retention Payments referred to in Section 2, during 2002 Omega will pay the applicable premiums for Employee's eligible healthcare insurance benefits, less the Employee's contribution as required under the plan. Notwithstanding the foregoing, Employee's 125 Plan deductions for 2002 will be limited such that the actual amount of 125 Plan benefits will not exceed the actual contributions made by Employee during 2002. Furthermore, Employee will continue to be eligible to participate in Omega's 401k only through the Resignation Date.


     (b) Eligibility for Severance Benefits. Employee shall not be eligible to receive Retention Payments and/or Severance Benefits unless the following conditions have been satisfied: (i) Employee remains employed until the Resignation Date; and (ii) Employee executes and delivers to Omega upon the Resignation Date a Release in the form of Exhibit B hereto; and (iii) the Release becomes irrevocable and enforceable in accordance with its terms. If Omega terminates Employee's employment for Cause, as defined in Section 16, Employee will not be entitled to any Retention Payments, Severance Benefits or any other compensation or benefits under this Agreement.

     (c) Retention Payments and Severance Benefits. Omega shall undertake to make deductions, withholdings and tax reports with respect to the Retention Payments and Severance Benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Except as provided in
Section 4(f) below, nothing in this Agreement shall be construed to require Omega to make any payments to compensate Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

4.       RELEASE.

     (a) Employee, on behalf of himself and his successors, heirs, assigns, executors, administrators and/or estate, hereby irrevocably and unconditionally releases, acquits and forever discharges Omega, its subsidiaries, parents, divisions and related or affiliated entities, and each of their respective predecessors, successors or assigns, and the officers, directors, partners, shareholders, representatives, employees and agents of each of the foregoing (the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), known or unknown, that directly or indirectly arise out of, relate to or concern Employee's employment or business relationship with the Releasees ("Claims"), which Employee has, has had or may have in the future against the Releasees as the result of any act or omission occurring from the beginning of time up to the date on which Employee executes this Agreement (to be reaffirmed through the Resignation Date in the Release), including, without limitation, all claims for: breach of express or implied contract; promissory estoppel; severance payments or benefits other than as expressly set forth in this Agreement; compensation of any sort other than ordinary wages due for work performed for the current pay period; fraud, deceit or misrepresentation; intentional, reckless or negligent infliction of emotional distress; breach of any expressed or implied covenant of employment, including the covenant of good faith and fair dealing; interference with contractual or advantageous relations; claims for defamation or damaged reputation; discrimination on any basis under federal, state or local law, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, The Fair Labor Standards Act, the Michigan Civil Rights Act; the Michigan Equal Pay Act; the Michigan Persons with Disabilities Civil Rights Act; and any other federal, state or local statute or ordinance. Nothing in this
Section 4(a) shall be deemed to release the Releasees from any claims Employee may have (i) expressly arising under this Agreement, (ii) for indemnification pursuant to and in accordance with applicable statutes and the applicable terms of the charters, articles of organization or by-laws of Omega or its affiliates or under any indemnification agreements, (iii) vested retirement benefits under the terms of qualified employee benefit plans, (iv) for accrued benefits under the terms of applicable employee benefit plans identified on Exhibit C attached hereto, or (v) accrued but unpaid compensation regularly due during the current pay period.

     (b) Employee represents and warrants that he has no claims against Omega for (i) compensation or severance payments, other than compensation regularly due during the current pay period; (ii) benefits, other than as set forth on Exhibit C attached hereto; and (iii) accrued and unused vacation, except as in the amount as reflected in Omega's records, from time to time.

     (c)  Employee   warrants  and  represents  that  he  has  not  assigned  or transferred to any person or entity any claims or causes of action, or any portion thereof, which he is releasing herein.

     (d) Employee's release in Section 4(a) and in the Release does not apply to any rights of indemnification that Employee may have pursuant to the Indemnity Agreement dated January 19, 1999 between Omega and Employee (the "Indemnity Agreement"). Omega fully, finally and forever releases and discharges Employee of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, but only to the extent that Employee is entitled to indemnification with respect to the same pursuant to the Indemnity Agreement.

     (e) Omega hereby advises Employee to discuss all aspects of this Agreement with his attorney. Employee acknowledges that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement. Employee acknowledges that he has been given the opportunity, if he so desired, to consider this Agreement for forty-five (45) days before executing it. In the event that Employee executes this Agreement within less than forty-five (45) days of the date of its delivery to him, he acknowledges that such decision was entirely voluntary, that he had the opportunity to consider this Agreement for the entire forty-five (45) day period, and that he intentionally and voluntarily waived his right to take forty-five (45) days to review this Agreement. Employee retains the right for a period of seven (7) days from the date of the execution of this Agreement to revoke this Agreement by written notice to Taylor Pickett, CEO of Omega, 900 Victors Way, Suite 350, Ann Arbor, MI 48108. None of Omega's obligations hereunder will take effect until the expiration of the seven (7) day period.

     (f) Gross-Up Payment. In the event a Retention Payments are made to you under Sections 2 and/or 3 and it is determined that any payment (other than the Gross-Up Payments provided for herein) or distribution by the Company or any of its affiliates to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, or the lapse or termination of any restriction on, or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then you will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of calculating the Gross-Up Payment, it will be assumed that all taxable Retention Payments you receive are taxed at the highest marginal federal income tax rate and the highest state income tax rate in which you reside, but without regard to any reduction in personal exemptions or deductions associated with your level of income. All determinations required to be made under this paragraph 12, including whether an excise tax is payable by you and the amount of such excise tax and any Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants selected by the Company in its sole discretion.



5.       CONFIDENTIALITY AND COOPERATION

     (a) Confidentiality. Employee acknowledges and agrees that through his employment with Omega, he has had access to Confidential Information of Omega. Employee understands and agrees that Employee's employment creates a relationship of confidence and trust between Employee and Omega with respect to all Confidential Information. At all times, both during Employee's employment with Omega and for a period of two (2) years after his termination, Employee shall keep in confidence and trust all such Confidential Information, and shall not use or disclose any such Confidential Information without the written consent of Omega, as applicable, except as may be necessary in the ordinary course of performing Employee's duties for Omega, or as required by law after first providing Omega, as applicable, with advance notice and an opportunity to contest such requirement.

     (b) Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to Employee by Omega or are produced by Employee in connection with Employee's employment shall be and remain the sole property of Omega. Employee shall return to Omega all such materials and property, including any material or medium from which any Confidential Information may be ascertained or derived, as and when requested. In any event, Employee shall return all such materials and property immediately upon termination of Employee's employment for any reason or upon demand by Omega. Employee shall not retain with Employee any such material or property or any copies, compilations, or analyses thereof after such termination.

          (i)

     (c) Use of Corporate Opportunity. Employee acknowledges and agrees that through his employment with Omega he has access to and has become informed of Corporate Opportunities. While Employee remains employed by Omega and thereafter until the earlier of (i) the express abandonment by Omega, as applicable, of a Corporate Opportunity, (ii) the date on which such a Corporate Opportunity ceases to constitute Confidential Information, or (iii) two (2) years following the date of this Agreement, Employee shall not, directly or indirectly, in any capacity use or disclose a Corporate Opportunity for his own benefit or the benefit of any person or entity other than Omega.

     (d) Acknowledgments. Employee acknowledges and agrees that the restrictions set forth in this Section 5 are intended to protect Omega's interest in its Confidential information and Corporate Opportunities.

     (e) Litigation and Regulatory Cooperation. During and for up to a two (2) year period after Employee's employment, Employee shall cooperate fully with Omega in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Omega which relate to events or occurrences that transpired while Employee was employed by Omega. Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and acting as a witness on behalf of Omega at mutually convenient times. During and after Employee's employment, Employee also shall cooperate fully with Omega in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by Omega. Omega shall reimburse Employee for any reasonable out-of-pocket expenses incurred in connection with Employee's performance of obligations pursuant to this Section 5(e).

     (f) Injunction. Employee agrees that it would be difficult to measure any damages caused to Omega that might result from any breach by Employee of the promises set forth in this Section 5, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly Employee agrees that if Employee breaches, or threatens to breach, any portion of Section 5 of this Agreement, Omega shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to Omega.

6. ARBITRATION. Any controversy or claim, other than a claim by Omega or its successors in interest, to obtain equitable relief to enjoin an actual or threatened violation of Section 5 above, arising out of or relating to this Agreement, or breach of this Agreement, shall be adjudicated in Michigan by arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA"), and if permitted by the AAA, by one arbitrator. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing party shall be entitled to its costs of enforcement in any arbitration or other proceeding regarding the subject matter of this Agreement, including without implication of limitation, reasonable attorneys' fees, the cost of any record or transcripts of the arbitration, administrative fees, the fees of all arbitrators, and all other reasonable enforcement-related fees and costs. Nothing contained in this Section 6 shall be deemed or applied to prohibit or bar Omega or their respective successors in interest from filing a claim in a court of competent jurisdiction to obtain equitable relief to enjoin an actual or threatened violation of
Section 5 above.

7. INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

8. NONDUPLICATION. This Agreement is not intended to duplicate any compensation or benefits to which Employee is entitled under any other plan, program, agreement or arrangement with Omega not specifically described herein. Employee represents that there are no such obligations of or agreements with Omega, except as expressly described in this Agreement. In the event Employee is entitled to any payments or benefits under the terms of any other plan, program, agreement, or arrangement with Omega dealing with the same employment periods or subject matter as this Agreement, your payments under this Agreement will be correspondingly reduced.

9. ASSIGNMENT: SUCCESSORS AND ASSIGNS, ETC. Neither Omega nor Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that Omega shall assign its rights and obligations under this Agreement without the consent of Employee in the event that it shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity, including the Sale. Any reference to Omega hereunder also shall be deemed to refer to its successors. This Agreement shall inure to the benefit of and be binding upon Omega and Employee, their respective successors, executors, administrators, heirs and permitted assigns.

10. ENFORCEABILITY/SEVERABILITY. If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the court may amend such portion or provision so as to comply with the law in a manner consistent with the intention of this Agreement, and the remainder of this Agreement, or the application of such illegal or unenforceable portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision shall be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

11. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to Employee at the last address Employee has filed in writing with Omega or, in the case of Omega, at its main offices, attention of the General Counsel, and shall be effective on the date of delivery in person or by courier or three (3) business days after the date mailed.

13. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by Employee and by duly authorized representatives of Omega.

14. GOVERNING LAW. This is a Michigan contract and shall be construed under and governed in all respects by the laws of the Michigan, without giving effect to the conflict of laws principles of such commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Sixth Circuit.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

16. DEFINITIONS.

         The term "Cause" means: (i) willful refusal to follow a lawful written order of the Board of Directors of the Company; (ii) willful misconduct or reckless disregard of your duties or of the interest or property of the Company;
(iii) intentional disclosure to an unauthorized person of Confidential Information, which causes material harm to the Company; (iv) any act of fraud, misappropriation, dishonesty or act involving moral turpitude; or (v) conviction of a felony.

         The term "Confidential Information" means information, including any formula, pattern, compilation, program, device, method, technique or process, belonging to Omega or any of its subsidiaries, affiliates or shareholders ("Affiliates"), whether reduced to writing (or in a form from which such information can be obtained, translated, or derived into reasonably usable form), or maintained in any other manner not generally known to the public or other persons, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, and includes such information of others with which Omega or the Affiliates have a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's duties under Section 5 (a).

         The terms "Corporate Opportunity" and "Corporate Opportunities" mean material business opportunities and plans, business relationships, joint ventures, or business prospects or opportunities (such as possible management or lease arrangements, acquisitions or dispositions of businesses or facilities) analyzed or investigated by Omega while Employee is employed by Omega to the extent such business opportunities (such as possible management or lease arrangements, acquisitions or dispositions of business or facilities) constitute Confidential Information.

         The term "Effective Date" means the eighth (8th) day next following Employee's execution of this Agreement, so long as Employee has not exercised his or her right to revoke this Agreement. If Employee revokes this Agreement within seven (7) days of his execution of this Agreement, this Agreement will not become effective and there will be no Effective Date.

         The term "Release" means the Release in the form attached as Exhibit B hereto, to be executed and delivered by Employee to Omega on the Resignation Date.

         The term "Retention Payments" means the payments and benefits described in Section 2.

         The term "Severance Benefits" means the payments and benefits described in Section 3.

         All references to he, him or his in this Agreement shall also include she, her or hers.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by Omega by its duly authorized officers, and by Employee, as of the date first above written.

                        OMEGA HEALTHCARE INVESTORS, INC.


                        By: /s/ C. TAYLOR PICKETT
                            --------------------------

                             August 1, 2001




                        EMPLOYEE

                        /s/ LAURENCE D. RICH
                        ----------------------------
                        Laurence D. Rich

                         August 1, 2001

                                    EXHIBIT A

                             Performance Objectives

                                    EXHIBIT B

                                     RELEASE

         THIS RELEASE, is made and entered into as of the Effective Date, by ___________________________ ("Employee").

         WHEREAS, the Employee is party to that certain Retention Incentive, Severance and Release Agreement, dated as of the ___ day ofAugust, 2001 and effective as of the Effective Date as defined therein, by and among the Employee and Omega Healthcare Investors, Inc., a Maryland corporation, its successors and assigns ("Omega") (the "Agreement"); and

         WHEREAS, the Employee has agreed to enter into and be bound by this Release as a condition precedent to the Employee becoming eligible to receive certain payments and benefits pursuant to the Agreement (except as expressly provided in Section 3(b) thereof);

         NOW, THEREFORE, the Employee agrees as follows:

1.       RELEASE.

         (a) Employee, on behalf of himself and his successors, heirs, assigns, executors, administrators and/or estate, hereby irrevocably and unconditionally releases, acquits and forever discharges Omega, its subsidiaries, parents, divisions and related or affiliated entities, and each of their respective predecessors, successors or assigns, and the officers, directors, partners, shareholders, representatives, employees and agents of each of the foregoing (the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), known or unknown, that directly or indirectly arise out of, relate to or concern Employee's employment or business relationship with the Releasees ("Claims"), which Employee has, has had or may have in the future against the Releasees as the result of any act or omission occurring from the beginning of time up to the date on which Employee executes this Release, including without limitation, express or implied, all claims for: breach of express or implied contract; promissory estoppel, fraud, deceit or misrepresentation; intentional, reckless or negligent infliction of emotional distress; breach of any expressed or implied covenant of employment, including the covenant of good faith and fair dealing; interference with contractual or advantageous relations; claims for defamation or damaged reputation; discrimination on any basis under federal, state or local law, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, The Fair Labor Standards Act, the Michigan Civil Rights Act; the Michigan Equal Pay Act; the Michigan Persons with Disabilities Civil Rights Act; and any other federal, state or local statute or ordinance. Nothing in this
Section 4(a) shall be deemed to release the Releasees from any claims Employee may have (i) under the Agreement, (ii) for indemnification pursuant to and in accordance with applicable statutes and the applicable terms of the charters, articles of organization or by-laws of Omega or its affiliates or under any indemnification agreements, (iii) vested pension or retirement benefits under the terms of qualified employee pension benefit plans, (iv) and that have already been brought to Omega's attention by Employee, for accrued benefits under the terms of applicable employee benefit plans, or (v) accrued but unpaid wages.

         (b) Employee represents and warrants that he has no claims against Omega for compensation, severance or ant other benefits other than compensation regularly due during the current pay period and those certain payments and benefits as specified pursuant to the Agreement.

         (c) Employee warrants and represents that he has not assigned or transferred to any person or entity any claims or causes of action, or any portion thereof, that he is releasing herein.

         (d) Omega hereby advises Employee to discuss all aspects of this Release with his attorney. Employee acknowledges that he has carefully read and fully understands all of the provisions of this Release and that he is voluntarily entering into this Release. Employee acknowledges that he has been given the opportunity, if he so desired, to consider this Release for forty-five
(45) days before executing it. In the event that Employee executes this Release within less than forty-five (45) days of the date of its delivery to him, he acknowledges that such decision was entirely voluntary, that he had the opportunity to consider this Release for the entire forty-five (45) day period, and that he intentionally and voluntarily waived his right to take forty-five
(45) days to review this Release. Employee retains the right for a period of seven (7) days from the date of the execution of this Release to revoke this Release by written notice to Taylor Pickett, CEO of Omega, 900 Victors Way, Suite 350, Ann Arbor, MI 48108. None of Omega's obligations hereunder will take effect until the expiration of the seven (7) day period.

2. The Employee represents that he has not filed any complaints or charges asserting any Claims against the Releasees with any local, state or federal agency or court. The Employee agrees that he shall not file any complaints asserting any Claims against the Releasees with any local, state or federal court. The Employee further warrants and represents that he has not assigned or transferred to any person or entity any Claims or any part or portion thereof.

3. The Releasees hereby advise the Employee to discuss all aspects of this Release with his attorney. The Employee acknowledges that he has carefully read and fully understands all of the provisions of this Release and that he is voluntarily entering into this Release. The Employee acknowledges that he has been given the opportunity, if he so desired, to consider this Release for forty-five (45) days before executing it. In the event that the Employee executes this Release within less than forty-five (45) days of the date of its delivery to him, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Release for the entire forty-five
(45) day period. The Employee retains the right for a period of seven (7) days from the date of the execution of this Release to revoke this Release by written notice to Taylor Pickett, CEO of Omega, 900 Victors Way, Suite 350, Ann Arbor, MI 48108. This Release shall not become effective or enforceable until the expiration of such revocation period.

4. The Employee represents and acknowledges that in executing this Release he does not rely and has not relied upon any representation or statement made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Release or the Agreement, other than the promises and representations made in this Release or the Agreement.

         IN WITNESS WHEREOF, this Release has been executed as a sealed instrument by the Employee.



Date                                                 Employee




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                                    EXHIBIT C

                                    Benefits